CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To KV Pharmaceutical Company:


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A, into the Company's previously filed Registration Statements on Form S-8 File Nos. 2-56793, 2-76173, 33-46400, 33-41927 and 333-199.



                                   /s/ ARTHUR ANDERSEN LLP

June 1, 1999
Roseland, New Jersey